EXHIBIT (n)


   Other Opinions:
                    Consent of Independent Auditors
                    Consent of Independent Registered Public Accounting Firm



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account VL on form N-6 of our report dated March 6, 2007, on the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
May 1, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account VL on form N-6 of our report dated March 9, 2007, on the financial statements of Ameritas Variable Separate Account VL, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
May 1, 2007